Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related prospectus of Hovnanian Enterprises, Inc. (the "Company") for the registration of 2,208,738 shares of its Class A common stock and to the incorporation by reference therein of our report dated December 11, 2001, with respect to the consolidated financial statements of the Company included in its Annual Report (Form 10-K) for the year ended October 31, 2001, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP



New York, New York
March 22, 2002